SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                                 TRM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1)  Title of each class of securities to which transaction applies:

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       2)  Aggregate number of securities to which transaction applies:

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       3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

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       5)  Total fee paid:

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[   ]  Fee paid previously with preliminary materials

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

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
                                TRM CORPORATION

                    Notice of Annual Meeting of Shareholders
                                  May 18, 1999



To Our Shareholders:

     The annual meeting of the shareholders of TRM Corporation, an Oregon corporation (the "Company"), will be held on Tuesday, May 18, 1999 at 9:00 a.m. at the Kingstad Meeting Centers, 5933 NE Win Sivers Drive, Portland, Oregon 97207, for the following purposes:

     1.   To elect three members of the Board of Directors for three-year terms.

     2. To increase the number of shares of the Company's Common Stock reserved for issuance under the 1996 Stock Option Plan from 1,200,000 to 1,700,000 shares.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All shareholders are invited to attend the meeting. Holders of record of the Company's Common Stock at the close of business on April 12, 1999 are entitled to notice of and to vote at the meeting.


                                       By Order of the Board of Directors

                                       PAUL M. BROWN

                                       Paul M. Brown
                                       Secretary



Portland, Oregon
April 19, 1999




     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, please promptly sign and date your enclosed proxy and return it in the postage paid envelope.

     A shareholder who completes and returns the proxy and subsequently attends the meeting may elect to vote in person, since a proxy may be revoked at any time before it is voted. Retention of the proxy is not necessary for admission to the meeting.

                                 PROXY STATEMENT


     The enclosed proxy is solicited by the Board of Directors of TRM Corporation (the "Company") for use at the 1999 Annual Meeting of Shareholders ("the Annual Meeting") to be held on Tuesday, May 18, 1999 at 9:00 a.m. at the Kingstad Meeting Centers, 5933 NE Win Sivers Drive, Portland, Oregon 97207, and at any adjournments thereof.

     The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation and mailing of the proxy statement, form of proxy and any other material furnished to the shareholders by the Company in connection with the annual meeting. In addition to the solicitation of proxies by mail, employees of the Company may also solicit proxies by telephone and personal contact. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies from brokers and other nominees at an estimated cost of $3,500. The Company's Annual Report to Shareholders covering the six-month period ended December 31, 1998, which includes financial statements, is being mailed to shareholders together with these proxy materials on or about April 19, 1999.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. However, a shareholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so. All valid proxies will be voted at the meeting in accordance with the instructions given. A shareholder may strike the names of the persons designated as proxies on the enclosed proxy and insert names of his or her own choosing. If no instructions are given, the proxies will be voted for the election of the nominees for director. At the meeting, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding will constitute a quorum for the transaction of business.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The Company's outstanding voting securities consist of Common Stock ("Common Stock") and Series A Preferred Stock ("Series A Preferred"). The record date for determining holders of Common Stock and Series A Preferred entitled to vote at the Annual Meeting is April 12, 1999. On that date, there were 7,101,339 shares of Common Stock and 1,777,778 shares of Series A Preferred outstanding, each entitled to one vote per share, voting together as one class. Neither the Common Stock nor the Series A Preferred has cumulative voting rights.

     The following table sets forth certain information regarding the beneficial ownership as of March 3, 1999 of the Common Stock by (i) each person known by the Company to own beneficially more than five percent of the Common Stock, (ii) each director or person nominated to become a director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

                                                                            Shares
                                                                      Beneficially
    Beneficial Owner                      Address                         Owned (1)        Percent (2)
    ----------------                      -------                     -------------        -----------
Laifer Capital                  45 West 45th Street, 9th Floor            1,326,962              17.8%
Management, Inc. (3)            New York, NY  10036

Safeco Corporation (4)          4333 Brooklyn Ave., NE                    1,190,350              16.8%
                                Seattle, WA  98185

                                       2

Frederick O. Paulsell (5)       c/o 5208 N.E. 122nd Avenue                  909,362              12.6%
                                Portland, OR  97230-1074

Wellington Management           75 State Street                             727,960              10.3%
Company, LLP (6)                Boston, MA  02109

Daniel G. Cohen (7)             1521 Locust Street, 4th Floor               638,440               8.3%
                                Philadelphia, PA  19102

ReadyCash Investment            1521 Locust Street, 4th Floor               612,340               7.9%
Partners, L.P. (8)              Philadelphia, PA  19102

Edwin S. Chan (9)               c/o 5208 N.E. 122nd Avenue                  489,618               6.9%
                                Portland, OR  97230-1074

Marcia W. Zech (10)             3041 60th Avenue, S.E.                      475,430               6.7%
                                Mercer Island, WA  98040

FBR Financial Fund II,          1001 Nineteenth Street North                421,035               5.6%
L.P. (11)                       Arlington, VA  22209

Dimensional Fund                1299 Ocean Avenue, 11th Floor               399,200               5.6%
Advisors, Inc. (12)             Santa Monica, CA  90401

Frederic P. Stockton            c/o 5208 N.E. 122nd Avenue                  206,665               2.8%
                                Portland, OR  97230-1074

Paul M. Brown                   c/o 5208 N.E. 122nd Avenue                  100,910               1.4%
                                Portland, OR  97230-1074

Danial J. Tierney               c/o 5208 N.E. 122nd Avenue                   41,295               *
                                Portland, OR  97230-1074

Edward E. Cohen                 1521 Locust Street, 4th Floor                40,000               *
                                Philadelphia, PA  19102

Kathleen O. Hoogerhuis          c/o 5208 N.E. 122nd Avenue                        0               *
                                Portland, OR  97230-1074

Joseph G. Denton                Lincoln Plaza                                     0               *
                                500 North Akard, Suite 4170
                                Dallas, TX  75201

Kent A. Godfrey                 818 Mission Street                                0               *
                                San Francisco, CA  94103

Debbi Hurd Baptist              10744 Willow Oaks Drive                           0               *
                                Mitchellville, MD  20721

Joel R. Mesznik                 122 East 42nd Street                              0               *
                                New York, NY  10168

Kenneth L. Tepper               1 Lincoln Plaza                                   0               *
                                1535 Locust Street
                                Philadelphia, PA  19102

Directors and executive                                                   1,936,672              23.8%
officers as a  group (12
persons)

--------------

(footnotes on following page)

*Represents less than 1 percent.

                                       3

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (the "SEC"), and includes voting power and dispositive power with respect to shares. Shares are held with sole voting and dispositive power unless otherwise indicated. Shares of Common
     Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage for the person holding such options, but are not deemed outstanding for computing the percentage for any other person. The numbers of shares that may be obtained upon exercise of options that are currently exercisable or exercisable within 60 days of March 1, 1999 are as follows: Mr. Paulsell, 100,000 shares; Mr. Stockton, 200,000 shares; Mr. Brown, 100,000 shares; Mr.
     Tierney, 39,000 shares; and all executive officers and directors as a group, 440,000 shares.
(2) Assumes the exercise of solely that individual's options or warrants, or conversion of solely that party's Series A Preferred, and issuance by the Company of the related number of shares of Common Stock.
(3)  This information is based upon a Schedule 13D filed with the SEC on January
     13, 1999, reporting that Laifer Capital Management, Inc. ("Laifer") had (i) sole voting power with respect to 809,970 shares and shared voting power with respect to no shares and (ii) sole dispositive power with respect to 809,970 shares and shared dispositive power with respect to an additional
     516,992 shares. The shares beneficially owned by Laifer include 694,062 shares beneficially owned by Laifer in its capacity as general partner of and investment adviser to Hilltop Partners, L.P. and 632,900 shares beneficially owned by Laifer in its capacity as investment adviser to various other clients. Laifer's holding is comprised of 950,400 shares of Common Stock, 313,228 shares of Series A Preferred which are convertible into 234,921 shares of Common Stock, and warrants to purchase 141,642 shares of Common Stock. Laifer has granted an irrevocable proxy to ReadyCash (as defined below) to vote its 950,400 shares of Common Stock.
     The proxy expires on the earlier of June 24, 2001 or conversion of the Series A Preferred into Common Stock.
(4) This information is based upon a Schedule 13G dated February 12, 1999 and filed with the SEC, disclaiming beneficial ownership of these shares. The shares are beneficially owned by registered investment companies for which a subsidiary of Safeco Corporation serves as an adviser. Because of its ownership or control of one or more investment companies which directly own shares, Safeco Corporation may be considered an indirect beneficial owner.
(5) The information excludes shares owned by Mr. Paulsell's children, all of whom are adults. The information also excludes 475,430 shares owned by Mr.
     Paulsell's former wife, Marcia W. Zech. Mr. Paulsell disclaims beneficial ownership of all such shares.
(6) This information is based upon a Schedule 13G dated December 31, 1998 and filed with the SEC, reporting that Wellington Management Company, LLP had
     (i) sole voting power with respect to no shares and shared voting power with respect to 688,436 shares and (ii) sole dispositive power with respect to no shares and shared dispositive power with respect to all 727,960 shares.
(7)  Consists of shares that are beneficially owned by ReadyCash Investment
     Partners, L.P. ("ReadyCash") and 26,100 shares which Mr. Cohen has informed the Company he acquired. Mr. Daniel Cohen is the majority shareholder and an officer and director of the general partner of ReadyCash. Under current
     SEC rules, Mr. Cohen may be deemed to be the beneficial owner of shares owned by ReadyCash.
(8) Represents the number of shares that may be acquired within 60 days pursuant to the holder's (i) right to convert its Series A Preferred into shares of Common Stock and (ii) right to exercise its warrant to purchase shares of Common Stock. This information is based upon a Schedule 13D dated
     July 10, 1998 and filed with the SEC, reporting that ReadyCash had (i) sole voting power with respect to 2,465,200 shares and (ii) sole dispositive power with respect to 1,412,300 shares. ReadyCash's holdings consist of 1,354,498 shares of Series A Preferred which are convertible into 1,015,872 shares of Common Stock, and warrants to purchase 396,428 shares of Common
     Stock. In addition, ReadyCash holds an irrevocable proxy to vote 1,052,900 shares of Common Stock held by Laifer Capital Management. This proxy terminates on the earlier of June 24, 2001 or the conversion of the Series
     A Preferred to Common Stock. ReadyCash also holds a three-year irrevocable proxy from FBR Financial Fund II, L.P. to vote its 423,280 shares of Series
     A Preferred. The shares are excluded, however, from ReadyCash's beneficial ownership since the proxy automatically terminates upon conversion of the Series A Preferred Stock. The Company has been informed that ReadyCash transferred to other entities 804,232 shares of Series A Preferred Stock, convertible into 917,698 shares of Common Stock, and warrants to purchase
     196,787 shares Common Stock subsequent to its initial Schedule 13D filing on July 10, 1998.
(9) The information provided includes 30,641 shares owned by Mr. Chan's wife and minor children. (10) abThis information is based in part upon a
     Schedule 13G dated February 12, 1999 and filed with the SEC, reporting that Marcia W. Zech had (i) sole voting power with respect to 475,430 shares and shared voting power with respect to no shares and (ii) sole dispositive power with respect to 475,430 shares and shared dispositive power with respect to no shares. The information provided excludes shares owned by Mrs. Zech's children and other relatives, all of whom are adults. The information also excludes 911,822 shares beneficially owned by her former husband, Frederick O. Paulsell. Mrs. Zech disclaims beneficial ownership of all such shares.
(11) This information is based upon a Schedule 13D dated August 3, 1998 and filed with the SEC, reporting that FBR Financial Fund II, L.P. (the "Fund") has sole voting power and sole dispositive power with respect to all 421,035 shares, including warrants to purchase 103,574 shares. The Fund owns 423,281 shares of the Company's Series A Preferred which are convertible into 317,461 shares of Common Stock, and warrants to purchase
     103,574 shares of Common Stock.
(12) This information is based upon a Schedule 13G dated February 12, 1999 and filed with the SEC, reporting that Dimensional Fund Advisors, Inc. had (i) sole voting power with respect to 399,200 shares and shared voting power with respect to no shares and (ii) sole dispositive power with respect to all 399,200 shares.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes serving staggered three-year terms. The terms of office of Messrs. Denton, Godfrey, and Ms. Hurd Baptist expire in 2001. The terms of office of Messrs. E. Cohen, Paulsell and Stockton expire in 2000. The terms of office of Messrs. D. Cohen, and Mesznik and Tepper expire in 1999.

     Messrs. D. Cohen, Mesznik, and Tepper are nominated for three-year terms. Descriptions of the three nominees for election follow. For a description of the continuing directors, see "Background Information About Continuing Directors."

     Daniel G. Cohen, 29, was elected a director in June 1998. Mr. Cohen is a Class 2 director whose term expires at the 1999 Annual Meeting. He has served as President and Director of ReadyCash GP, Inc. the General Partner of ReadyCash Investment Partners, L.P. He is also the President and Chief Operating Officer of Resource America, Inc., a specialty finance company, since May 1998, and a Director since July 1997. Prior thereto and since 1995, Mr. Cohen had been an Executive Vice President of Resource America. Since January 1997, Mr. Cohen is also Chairman, Chief Executive Officer and director of Fidelity Mortgage Funding, Inc., the residential mortgage loan origination subsidiary of Resource America, and a director of Jefferson Bank, of Philadelphia, Pennsylvania. Prior to joining Resource America, Inc., Mr. Cohen was principally engaged in graduate studies at the University of Pennsylvania. Mr. Cohen is the son of Edward E. Cohen.

     Joel R. Mesznik, 53, was elected a director in June 1998. Mr. Mesznik is a Class 2 director whose term expires at the 1999 Annual Meeting. He has been President of Mesco Ltd. since its inception in 1990. Mesco Ltd. is a financial advisory firm providing advisory services related to international financial transactions in a variety of industries. Mr. Mesznik was previously at Drexel Burnham Lambert from 1976 to 1989. Mr. Mesznik serves on the Board of Directors of Resource Asset Investment Trust, a real estate investment trust, as well as on the Board of Directors of several non-public companies. He holds a Master of Business Administration from Columbia University.

     Kenneth L. Tepper, 37, was elected a director in June 1998. Mr. Tepper is a Class 2 director whose term expires at the 1999 Annual Meeting. He has been President, Chief Executive Officer and a Director of USABancShares, Inc., a federal bank holding company, since March 1995, and since December 1995, has also been President and Chief Executive Officer of BankPhiladelphia, USABancShares' operating subsidiary. From January 1994 to November 1995, Mr. Tepper was Managing Director of Merchant BancShares, Inc., an investment banking firm specializing in community bank mergers and loan portfolio acquisitions. Mr. Tepper was previously a Director, Merchant Banking Division, for Tucker Federal Savings & Loan, a savings institution from November 1991 to December 1993. Mr. Tepper holds a Bachelor of Arts Degree from Emory University and a Juris Doctor Degree from the Villanova University School of Law.

     It is the intention of the persons named in the accompanying form of proxy to vote for the three nominees, unless other instructions are given. Proxies cannot be voted for more than three nominees. Directors are elected by the vote of a plurality of the shares cast in person or by proxy at the meeting. Accordingly, the three nominees receiving the most votes at the meeting will be elected director to serve for three-year terms. Abstentions and broker non-votes will have no effect on the results of the vote. If any nominee is unable to stand for election for any reason, proxies will be voted for the election of a substitute proposed by the Board of Directors.

                          BACKGROUND INFORMATION ABOUT
                              CONTINUING DIRECTORS

     Edward E. Cohen, 60, was elected Chairman of the Board in June 1998. Mr. Cohen is a Class 3 director whose term expires at the 2000 Annual Meeting. He has been the Chairman of the Board of Directors of Resource America, Inc., since 1990, its Chief Executive and a director since 1988, and its President from July 1995 to May 1998. He is Chairman of the Board of Directors and a director of Brandywine Construction & Management, Inc., a real estate construction and management company. Since 1981, Mr. Cohen has been Chairman of the Executive Committee and a director of JeffBanks, Inc., a bank holding company. From 1969 through 1989, Mr. Cohen was Chairman of the Board or Chairman of the Executive Committee of State National Bank of Maryland (now First Union Bank of Maryland). Mr. Cohen is the father of Daniel G. Cohen.

     Frederick O. Paulsell, 59, has served as a director since 1984 and as Chairman of the Board from 1985 to 1998. Mr. Paulsell now serves as Vice Chairman of the Board. Mr. Paulsell is a Class 3 director whose term expires at the 2000 Annual Meeting. Since January 1995, Mr. Paulsell has been a partner at Olympic Capital Partners, L.L.C., a Seattle-based investment banking firm. From 1992 to 1994, he served as President of Paulsell & Reed, a Seattle investment firm. From 1987 to 1991, Mr. Paulsell served as Vice Chairman of Foster, Paulsell & Baker, Inc., also a Seattle investment firm. Mr. Paulsell serves on the Board of Directors of Costco Companies, Inc. and several privately held companies. He was Chairman of the Board of Ballard Computer, Inc., a Seattle-based computer hardware and software retailer that filed for bankruptcy in March 1995. Ballard is not affiliated in any way with the Company.

     Joseph G. Denton, 62, was elected a director in June 1998. He has been a Director and Senior Management Consultant with EDS, where he has consulted with banks internationally since 1994. From 1987 to 1994, Mr. Denton was a self-employed management consultant in Dallas, Texas. From 1984 to 1987, Mr. Denton was a partner with the accounting firm of Deloitte, Haskins and Sells where he was responsible for financial institutions consulting. Mr. Denton has held executive and senior officer positions in regional banks and served at the board and policy making levels. Mr. Denton is also a former member of the Board of Directors of Bankwire, a consortium of banks that ran an administrative wire service between the members. Mr. Denton served as Vice President and Chairman of the North Texas Regional Clearinghouse Operations Committee from 1976 to 1978, and as Vice President and Chairman of the Southwestern Automated Clearinghouse Association Marketing Committee from 1975 to 1977. Mr. Denton was a Faculty member at Texas Tech University School of Banking from 1978 to 1979. Mr. Denton has a B.B.A. degree with a major in finance from Texas Tech University.

     Kent B. Godfrey, 40, was elected a director in June 1998. He was elected President and Chief Executive Officer of Andromedia, Inc., a supplier of web activity analysis solutions, in 1996. Before joining Andromedia, from 1994 to 1995, Mr. Godfrey served as Vice President of Marketing/Strategic Planning for IA Corp., a computer systems integrator, and in 1992 he served in a similar role at Epoch Systems, a hierarchical data storage management company. From 1986 to 1991, Mr. Godfrey was employed in various executive positions in sales, marketing and business development for Sequent Computer Systems, Inc. From 1983 to 1986, Mr. Godfrey worked at Pyramid Technology, a manufacturer of UNIX-based computers, in the marketing organization. Mr. Godfrey holds a Master of Science degree in Economics from the London School of Economics, and is a graduate of Babson College, where he received a B.S. in Operations Research.

     Debbi Hurd Baptist, 50, was elected a director in June 1998. She is currently President and CEO of City First Bank in Washington D.C., commencing in October 1998. Prior to joining City First Bank, she was Director of Community Development Investment Group at the Federal Home Loan Mortgage Corporation, a private secondary market, financial services company, since 1992. She was Vice President and Regional Manager of National Cooperative Bank from 1987 to 1992, and Vice President for Development of CMS, Inc., a mortgage servicing company, from 1985 until 1987. Ms. Hurd Baptist currently serves on the Board of several housing associations and banks. She holds a Master of Business Administration from George Washington University, and a Masters from Harvard University in urban design.

     Frederic P. Stockton, 47, was appointed President, Chief Executive Officer and a director in August 1997. Mr. Stockton is a Class 3 director whose term expires at the 2000 Annual Meeting. Prior to joining TRM and since 1985, Mr. Stockton was employed by The Estey Corporation, a privately-held company with six business groups including vending, equipment distribution, food distribution, mobile catering, recreational properties and food service. Most recently and since 1994, he served as President and Chief Executive Officer. From 1985 to 1994, Mr. Stockton served as President of The Estey Corporation's Equipment Distribution Group. From 1978 to 1985, he was employed by Omark Industries (now the Oregon Cutting Systems Division of Blount, Inc.) in positions of increasing responsibility. Mr. Stockton holds a B.A. degree from the University of Washington.

                              CORPORATE GOVERNANCE

     The Board of Directors has an Executive Committee, an Audit Committee, a Nominating and Compensation Committee, and an Investment Committee. Messrs. Edward E. Cohen, Daniel G. Cohen, Joel R. Mesznik, Frederick O. Paulsell and Frederic P. Stockton currently serve on the Executive Committee. The function of the Executive Committee is to act on an interim basis for the full Board. The Audit Committee has the responsibility of recommending the Company's independent auditors, reviewing the scope and results of audits, and overseeing such other matters relating to the integrity of the Company's finances and financial statements, as the Committee may consider appropriate. Messrs. Kent B. Godfrey, as Chairman, Joseph G. Denton and Ms. Debbi Hurd Baptist currently serve on the Audit Committee. The Nominating Committee was established during fiscal 1996 to assist, as needed, with finding qualified candidates to serve on the Company's Board of Directors. The Nominating Committee also considered nominations submitted by shareholders, if any. The Nominating Committee has been merged with the Compensation Committee, and all of the functions pertaining to the nomination of Directors are undertaken by the joint Nominating and Compensation Committee. Nominations should be submitted to the Corporate Secretary. Messrs. Joel R. Mesznik, as Chairman, Edward E. Cohen and Kenneth L. Tepper currently serve on the Nominating and Compensation Committee. The functions of the Nominating and Compensation Committee are to serve as the Nominating Committee and to approve the executive officers' compensation and to administer the Company's 1996 Stock Option Plan, when the full Board is not administering such Plan, and its Employee Stock Purchase Plan. The Investment Committee has the responsibility to evaluate and make recommendations to the Board involving potential merger and acquisition activities, major capital investments, and financial restructuring matters. Messrs. Kenneth L. Tepper, as Chairman, Daniel
C. Cohen and Mr. Joseph G. Denton currently serve on the Investment Committee.

     During the six-month period ended December 31, 1998, the Board of Directors met twice; the Executive Committee met three times; the Audit Committee met three times; the Nominating and Compensation Committee met three times; the Investment Committee did not meet. Each incumbent director attended at least 75 percent of all meetings of the Board and Committees on which the director served.

     Directors who are not employees of the Company are paid $500 for each Board or Committee meeting attended. If Board and Committee meetings are held on the same day, only one attendance fee is paid. Additionally, members of the Board are paid an annual retainer based upon the positions and committees they serve as follows: As Chairman of the Board and member of the executive committee, Edward E. Cohen receives an annual retainer of $100,000. As Vice Chairman of the Board and member of the executive committee, Frederick O. Paulsell receives an annual retainer of $50,000. As Chairman of the Executive Committee and member of the Board, Daniel G. Cohen receives an annual retainer of $150,000. As Chairman of the Nominating and Compensation Committee, and member of the Board, Joel R. Mesznik receives an annual retainer of $17,000. In addition, as the current rotating member of the Executive Committee, Mr. Mesznik receives an annual retainer of $25,000. As Chairman of the Audit Committee and member of the Board, Kent B. Godfrey receives an annual retainer of $17,000. As Chairman of the Investment Committee and member of the Board, Kenneth L. Tepper receives an annual retainer of $17,000. As members of the Board, Mr. Denton, and Ms. Debbie Hurd Baptist each receive an annual retainer of $12,000. Pursuant to the Company's 1996 Stock Option Plan, each nonemployee director is automatically granted a nonstatutory stock option for 5,000 shares of the Company's Common Stock on the date of each annual shareholders meeting held during the time he or she serves as a nonemployee director. Each nonemployee director who is serving on the Executive Committee of the Board automatically is granted an additional nonstatutory stock option for 2,500 shares on the date of each annual shareholder meeting held during the time the director serves as a member of the Executive Committee. The exercise price for all options granted to nonemployee directors under the Plan is the fair market value of the Company's Common Stock on the date of grant. Each such option has a 10-year term and becomes fully exercisable on the first anniversary of the option grant, provided the director is then serving on the Board and, if applicable, on the Executive Committee. The following additional special grants were awarded to directors during the period covered by this Proxy: Daniel G. Cohen was granted 150,000 options in July of 1998 as Chairman of the Executive Committee. In January of 1999, Edward E. Cohen was granted 100,000 options as Chairman of the Board.

                             EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

     The following table sets forth the executive compensation paid by the Company during the six-month period ended December 31, 1998, and the fiscal years ended June 30, 1998, 1997 and 1996, respectively, to the Chief Executive Officer and certain other executive officers of the Company.

                                                                        Long-Term
                                                                      Compensation
                                               Compensation       ---------------------
        Name and                          ---------------------   Securities Underlying           Other
   Principal Position          Year          Salary       Bonus             Options (#)    Compensation
   ------------------          ----       ---------   ---------   ---------------------    ------------
Frederic P. Stockton           1998 (4)   $ 105,000          --                      --       $   1,467
  President and Chief          1998 (5)   $ 178,062   $ 100,000                 200,000       $   3,276
  Executive Officer (1)

Danial J. Tierney              1998 (4)   $  72,334          --                      --              --
  Vice President of            1998 (5)   $ 118,008   $  34,780                  10,000       $   4,007
  Sales and Marketing          1997 (6)   $ 108,167   $  30,000                      --       $   4,064
                               1996 (7)   $ 110,000   $  12,000                      --       $   2,438

Paul M. Brown                  1998 (4)   $  65,962          --                      --              --
  Chief Operating Officer      1998 (5)   $  93,182   $  30,000                 100,000              --
  and Vice President of
  Operations (2)

Kathleen O. Hoogerhuis         1998 (4)   $  18,140          --                  70,000              --
  Vice President of
  Organizational
  Development (3)

--------------

(1)  Mr. Stockton commenced employment with the Company on August 18, 1997.
(2)  Mr. Brown commenced employment with the Company on September 22, 1997.
(3)  Ms. Hoogerhuis commenced employment with the Company on September 29, 1998.
(4) Reflects compensation paid during the six-month period ended December 31, 1998.
(5)  Reflects compensation paid during the fiscal year ended June 30, 1998.
(6)  Reflects compensation paid during the fiscal year ended June 30, 1997.
(7)  Reflects compensation paid during the fiscal year ended June 30, 1996.

Stock Option Grants During the Six-Month Period Ended December 31, 1998
-----------------------------------------------------------------------

     The following table provides information regarding stock options granted to certain executive officers during the six-month period ended December 31, 1998.

                             Individual Grants
---------------------------------------------------------------------------------
                                             Percent of                               Potential Realizable Value
                                                  Total                                    at Assumed Annual
                               Numbers of       Options                                  Rates of Stock Price
                                   Shares    Granted to                                Appreciation for Option
                               Underlying     Employees     Exercise                           Term (1)
                                  Options     in Fiscal    Price per    Expiration    --------------------------
        Name                      Granted          Year        Share          Date         5%            10%
        ----                   ----------    ----------    ---------    ----------    -----------    -----------
Kathleen O. Hoogerhuis          70,000(2)         65.7%        13.50       9/23/08    $   594,305    $ 1,506,087

--------------

(1) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.
(2)  The option vests 20% a year over five years from the date of grant.

Option Exercises and Holdings
-----------------------------

     The following table indicates (i) stock options exercised by the executive officers during the last fiscal year, (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of December 31, 1998 and (iii) the fiscal year-end value of "in-the-money" unexercised options.

                                                            Number of Unexercised          Value of Unexercised
                                Shares                        Options at Fiscal            In-The-Money Options
                              Acquired                           Year End (#)             at Fiscal Year End (2)
                                    on           Value   ---------------------------   ---------------------------
          Name             Exercise (#)   Realized (1)   Exercisable   Unexercisable   Exercisable   Unexercisable
          ----             ------------   ------------   -----------   -------------   -----------   -------------
Frederic P. Stockton            --             --            200,000              --     $      --              --

Paul M. Brown                   --             --            100,000              --     $      --              --

Danial J. Tierney               --             --             39,000          38,000     $ 134,082       $ 130,644

Kathleen O. Hoogerhuis          --             --                  0          70,000     $      --       $      --

--------------

(1) Aggregate market value of the shares covered by the option, less the aggregate price paid by the executive.
(2) Based on the fair market value of the Company's stock as of December 31, 1998. Values are stated on a pretax basis.

Ten-Year Option Repricings
--------------------------

     In December 1998 the Company offered employee stock options holders, including executive officers and the Chairman of the Executive Committee of the Board, the opportunity to surrender their existing stock options in exchange for new options for an equal number of shares with an exercise price of $8.00 a share, the fair market value on December 18, 1998.

     The following table sets forth information regarding option repricing for persons named in the summary compensation table and for all other executive officers.

                           Ten-Year Option Repricings

                                                                         Market                                     Length of
                                                       Number of          Price       Exercise                       Original
                                                      Securities    of Stock at       Price at                    Option Term
                                                      Underlying        Time of        Time of                   Remaining at
                                                         Options      Repricing      Repricing            New         Date of
                                                     Repriced or             or             or       Exercise    Repricing or
Name                                      Date           Amended      Amendment      Amendment          Price       Amendment
----                                    --------     -----------    -----------    -----------    -----------    ------------
Frederick P. Stockton                   12/16/98         200,000         $ 8.00         $ 9.75         $ 8.00      8.88 years
  President and Chief
  Executive Officer

Paul M. Brown                           12/16/98         100,000         $ 8.00         $ 9.75         $ 8.00      8.88 years
  Vice President of Operations
  and Chief Operating Officer

Daniel A. Tierney                       12/16/98          10,000         $ 8.00         $ 9.75         $ 8.00      8.88 years
  Vice President of Sales
   and Marketing

Kathleen O. Hoogerhuis                  12/16/98          70,000         $ 8.00         $13.50         $ 8.00      9.75 years
  Vice President for
  Organizational Development

Employment Agreements
---------------------

     One employment agreement involving an executive officer was executed during the six-month period ended December 31, 1998. Ms. Kathleen O. Hoogerhuis entered into an employment letter agreement with the Company in September 1998. Under the terms of the employment agreement, Ms. Hoogerhuis is to be paid an initial annual salary of $120,000, to be reviewed annually, and is eligible for incentive compensation of up to $30,000 in fiscal year 1999 and at similar or enhanced levels in subsequent years, based on performance criteria to be determined between Ms. Hoogerhuis and the Company. Upon commencement of employment with the Company, Ms. Hoogerhuis also received options to purchase 70,000 shares of the Company's stock that vest ratably at 20 percent per year and expire ten years from the date of grant. In the event Ms. Hoogerhuis is terminated by the Company other than "for cause," Ms. Hoogerhuis will receive a severance payment equal to six months' salary, plus one month's salary for each year of employment up to a maximum of 12 months' pay.

     Mr. Paul M. Brown entered into an employment letter agreement with the Company in September of 1997. Under the terms of the employment agreement, Mr. Brown is to be paid an initial annual salary of $120,000, to be reviewed annually, and is eligible for incentive compensation of up to $30,000 in fiscal year 1998 and at similar or enhanced levels in subsequent years, based on performance criteria to be determined between Mr. Brown and the Company. Upon commencement of employment with the Company, Mr. Brown also received options to purchase 100,000 shares of the Company's stock that vest ratably at 20% per year and expire ten years from the date of grant. In the event Mr. Brown is terminated by the Company other than

"for cause," Mr. Brown will receive a severance payment equal to six months' salary, plus one months' salary for each year of employment, up to a total of 12 months, and all outstanding stock options held by Mr. Brown will immediately vest. In the event the Company experiences a "change in control" as defined in the agreement, all of Mr. Brown's options will become fully vested. All of Mr. Brown's options became fully vested on the closing of the investment in the Company by ReadyCash.

     The Company and Mr. Frederic P. Stockton entered into an employment letter agreement in August of 1997. Pursuant to the agreement, Mr. Stockton is to be paid an annual salary of $210,000 that will be reviewed annually by the Company's Board of Directors. The Company also agreed to pay Mr. Stockton a $60,000 bonus if the Company achieves earnings targets set by the Board of Directors, and an additional $60,000 bonus if Mr. Stockton meets certain performance criteria established by the Board of Directors. Mr. Stockton is also provided with the use of a Company car. Mr. Stockton received options to purchase 200,000 shares of the Company's stock that vest at a rate of 25% per year and expire 10 years after the date of the employment agreement. In the event of a "change of control" of the Company, the agreement provides that Mr. Stockton's options vest immediately. All of Mr. Stockton's options became fully vested on the closing of the investment in the Company by ReadyCash. If Mr. Stockton is terminated by the Company, the terms of the employment agreement provide for a severance payment to Mr. Stockton equal to twelve months' salary.

     Mr. Danial J. Tierney entered into an employment agreement with the Company in June 1998. Under the terms of the employment agreement, Mr. Tierney is to be paid an initial annual salary of $118,000, subject to annual review, and is eligible for incentive compensation of up to $36,000 in fiscal year 1999 and at similar enhanced levels in subsequent years based on performance criteria to be determined between Mr. Tierney and the Company. In the event Mr. Tierney is terminated by the Company other than "for cause," Mr. Tierney will receive a severance payment equal to six months' salary, plus one month's salary for each year of employment up to a maximum of 12 months' pay. In the event of a "change of control" of the Company, Mr. Tierney's employment agreement provides that all his outstanding options to purchase shares of the Company's Common Stock will vest immediately.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee
----------------------

     All of the actions regarding compensation of executive officers of the Company during the six-month period ended December 31, 1998 were taken by the Compensation Committee of the Board of Directors (the "Committee"), which was composed of three outside directors. The current Compensation Committee was put into place in June of 1998. Pursuant to authority delegated by the Board, the Committee makes determinations concerning compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. During the six-month period ended December 31, 1998, the Committee also administered the Company's 1996 Stock Option Plan and the Company's Restated 1986 Stock Incentive Plan.

Chief Executive Officer Compensation
------------------------------------

     The fiscal 1999 salary established for the President and Chief Executive Officer was determined by the Committee after considering the Company's size and complexities relative to other public companies. In determining salary, the Committee took into account the Employment Agreement signed at hire plus individual performance. Although the Compensation Committee did not address the compensation of the CEO during the six-month period ended December 31, 1998, the committee met in February 1999 to review the CEO's salary and increased it to $300,000 from $210,000, effective from September 1, 1998. The retroactive adjustment is not reflected in the Summary Compensation Table for the six-month period ended December 31, 1998 as it will be paid in 1999.

Executive Officer Compensation
------------------------------

     The Company's executive compensation program consists of base salary, annual cash incentive compensation in the form of discretionary bonuses and discretionary long-term incentive compensation in the form of stock options. This program is designed to reflect pay for performance that is tied to the Company's, as well as individual, performance.

     During the six-month period ended December 31, 1998, the salaries established for executive officers other than the Chief Executive Officer were determined by the Committee after considering the Company's size and complexities relative to other public companies. In determining salaries, the Committee took into account job responsibilities, individual experience and individual performance.

     In September of 1998, Ms. Kathleen O. Hoogerhuis and the Company entered into an employment agreement whereby Ms. Hoogerhuis was named the Vice President of Organizational Development of the Company. This letter of agreement provides that Ms. Hoogeruis' compensation would be $120,000 per year (subject to annual review). It further states that she would be eligible for incentive compensation in the amount up to $30,000 annually upon achievement of performance goals mutually agreed to by Ms. Hoogerhuis and the President and CEO or the Board of Directors of the Company. The number of option shares granted to Ms. Hoogerhuis upon commencement of employment was also based on negotiations between the Company and Ms. Hoogerhuis, as well as the directors' subjective assessment of the number of shares needed to compensate Ms. Hoogerhuis at a competitive rate, and to provide significant short-term incentives for her to exert her best efforts on the Company's behalf for a long-term period. Stock option grants to Ms. Hoogerhuis during fiscal year 1999 are reflected in the summary compensation table and the stock option tables.

     The Company has a stock option plan in which key employees of the Company, including executive officers, are eligible to participate. The Board of Directors believes that the availability of stock incentives is an important factor in the Company's ability to attract and retain key employees, to provide an incentive for them to exert their best efforts on behalf of the Company and to further align their interests with shareholders. Stock option grants to certain executive officers during the six-month period ended December 31, 1998 are reflected in the Summary Compensation Table and the stock option tables.

Repriced Options
----------------

     In December 1998 the Company offered employee stock option holders and the Chairman of the Executive Committee of the Board, the opportunity to surrender their options with an exercise price of greater than $8.000 in exchange for new options for an equal number of shares with an exercise price of $8.00 a share, the fair market price on December 16, 1998. The repriced options have a vesting schedule equal to the schedule of the old options. The repricing was offered to realign the value of all previously granted options, upon exercisability, with the market value of the Company's stock at the time of repricing.

     Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. It is anticipated that the levels of salary and bonus to be paid by the Company will not exceed that limit.


                                       Compensation Committee Report
                                       Submitted By:

                                       Joel R. Mesznik
                                       Edward E. Cohen
                                       Kenneth L. Tepper

Stock Performance Graph
-----------------------

     The following graph provides a comparison of the cumulative total shareholder return for the period June 30, 1993 through December 31, 1998 for
(i) the Company's Common Stock, (ii) the Nasdaq Stock Market (US) and (iii) the Nasdaq Retail Trade Index, in each case assuming the investment of $100 on June 30, 1993 and the reinvestment of any dividends.

[graphic line chart omitted.]

                 6/30/93 12/31/93  6/30/94 12/31/94  6/30/95 12/31/95  6/30/96 12/31/96  6/30/97 12/31/97  6/30/98 12/31/98
                 ------- --------  ------- --------  ------- --------  ------- --------  ------- --------  ------- --------
TRM              100.000   93.750   47.917   43.750   54.167   87.500   92.708   81.250   88.542   73.958  118.750   63.025
Nasdaq (US)      100.000  110.560  100.959  108.071  134.765  152.840  173.026  187.987  210.381  230.655  277.823  324.119
Nasdaq Retail    100.000  112.920   99.549  102.878  112.097  113.334  136.241  135.111  145.225  158.721  194.528  192.050

                                   PROPOSAL 2

                     AMENDMENT OF THE 1996 STOCK OPTION PLAN

     The purpose of the Company's 1996 Stock Option Plan (the "1996 Plan") is to enable the Company to attract and retain the services of selected employees, officers and directors of the Company and selected nonemployee agents, consultants, advisors and independent contractors of the Company. The 1996 Plan provides for the award of incentive stock options to key employees and the award of non-statutory stock options, stock appreciation rights, bonus rights and other incentive grants to employees, officers, directors, independent contractors and consultants. Currently, 1,200,000 shares of the Company's Common Stock are authorized to be issued pursuant to the 1996 Plan. As of December 31, 1998, options to purchase 1,198,750 shares had been granted to officers and employees of the Company, and directors pursuant to the 1996 Plan. After adding back options canceled under the 1996 Plan which have become eligible for granting again, options to purchase a total of 160,400 shares were available for grant as of December 31, 1998.

     The Board of Directors believes additional shares must be reserved for use under the 1996 Plan to enable the Company to attract and retain key employees and to provide appropriate incentives to key employees and others to exert their best efforts on behalf of the Company. Stock options are currently the principal long-term compensation element of the Company's officer and key-employee compensation. Accordingly, on March 17, 1999, the Board of Directors approved an amendment to the 1996 Plan, subject to shareholder approval, to reserve an additional 500,000 shares for the Plan, thereby increasing the total number of shares of the Company's Common Stock reserved for issuance under the Plan from 1,200,000 to 1,700,000.

Description of the 1996 Stock Option Plan
-----------------------------------------

     In 1986, the Company adopted the 1986 Stock Incentive Plan (the "1986 Plan"). The 1986 Plan had a 10-year term, which expired on September 9, 1996.

     Under the 1986 Plan, the Company initially reserved 1,000,000 shares of Common Stock for issuance. The 1986 Plan was amended and restated in 1993 to, among other changes, add an additional 300,000 shares. As of August 1, 1996, 216,950 shares of stock had been issued under the 1986 Plan upon exercise of stock options, 1,083,050 shares were subject to outstanding options and no shares were available for future grants. In August 1996 the Board of Directors adopted the 1996 Stock Option Plan (the "1996 Plan"), subject to shareholder approval, and reserved 700,000 shares for issuance upon exercise of options granted under the 1996 Plan. In 1998, the 1996 Plan was amended by the directors and the shareholders to reserve and additional 500,000 shares for issuance upon the exercise of options.

     Certain provisions of the 1996 Plan are summarized below. The complete text of the 1996 Plan, as proposed to be amended, is attached to this proxy statement as Appendix A.

     Eligibility. All employees, consultants, independent contractors, officers and directors of the Company and its subsidiaries are eligible to participate in the 1996 Plan.

     Administration. The 1996 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), which designates from time to time the individuals to whom options are granted under the 1996 Plan, the number of shares subject to options and all other terms and conditions of the grants. Subject to the provisions of the 1996 Plan, the Committee may adopt and amend rules and regulations relating to the administration of the 1996 Plan. Only the Board of Directors may amend, modify or terminate the 1996 Plan.

     Shares Available. The 1996 Plan permits the grants of incentive stock options and nonstatutory stock options. If an option granted under the 1996 Plan expires, terminates or is canceled, the shares again become available for issuance under the Plan. 700,000 shares of Common Stock were originally available for issuance under the 1996 Plan. A total of 1,700,000 shares would be available for issuance under the 1996 Plan if this proposal is approved of which 1,198,750 have been previously issued. In addition, shares available for grant under the 1986 Plan or subject to outstanding options under the 1986 Plan on the effective date of the 1996 Plan and not issued under the 1986 Plan due to termination or cancellation of such options shall be available for grant under the 1996 Plan.

     Term of Plan. The 1996 Plan will continue until all shares available for issuance under the plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the 1996 Plan at any time.

     Stock Options. The Committee will determine the person to whom options are granted, the option price, the number of shares subject to each option, the period of each option and the times at which options may be exercised and whether the option is an Incentive Stock Option ("ISO"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or an option other than an ISO (a "Nonstatutory Stock Option" or "NSO"). If the option is an ISO, the option price cannot be less than the fair market value of the Common Stock on the date preceding the date of grant. If an optionee of an ISO at the time of grant owns stock possessing more than 10 percent of the combined voting power of the Company, the option price may not be less than 110 percent of the fair market value of the Common Stock on the date preceding the date of grant. If the option is an NSO, the option price cannot be less than 100 percent of the fair market value of the Common Stock on the date preceding the date of grant. The fair market value of such shares shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the valuation date, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock, or average closing prices for a period of up to 10 trading dates including or preceding the valuation date, as shall be specified by the Committee. No ISO may be granted on or after the tenth anniversary of the date that the Plan was adopted by the Board of Directors. No employee may be granted options for more than an aggregate of 300,000 shares of Common Stock in any calendar year. The aggregate fair market value, on the date of the grant, of the stock for which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000. The Committee may not reprice outstanding options. No monetary consideration is paid to the Company upon the granting of options.

     Options granted under the 1996 Plan generally continue in effect for the period fixed by the Committee, except that ISOs are not exercisable after the expiration of 10 years from the date of grant or five years in the case of 10% shareholders. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and, except as otherwise determined by the Committee with respect to a NSO granted to a person who is neither an officer nor a director of the Company, are nontransferable except on death of a holder or pursuant to a qualified domestic relations order. Options may be exercised only while an optionee is employed by or in the service of the Company or a subsidiary or within 12 months following termination of employment by reason of death or physical disability or three months following termination for any other reason. The 1996 Plan provides that the Committee may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, or, with the consent of the Committee, in whole or in part, in shares of Common Stock valued at fair market value. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the 1996 Plan for future option grants are reduced by the number of shares with respect to which the option is exercised, less any shares surrendered in payment or withheld to satisfy withholding obligations.

     Stock Option Grants to Nonemployee Directors. Each Nonemployee Director automatically receives annual grants of options to purchase 5,000 shares of Common Stock at the close of each annual meeting of shareholders and each Nonemployee Director who is a member of the Executive Committee receives an additional option to purchase 2,500 shares. Options granted to Nonemployee Directors have an exercise price equal to 100 percent of fair market value on the date of grant and generally are governed by the terms discussed above, except that the options become exercisable one year from the date of grant and expire 10 years after the date of grant. "Nonemployee Director" is a director who is not an employee of the Company or any subsidiary. Nonemployee Directors are eligible to receive other grants under the 1996 Plan.

     Foreign Qualified Option Grants. Options under the 1996 Plan may be granted to eligible persons residing in foreign jurisdictions. The Committee may adopt such supplements to the 1996 Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws except that no grant shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the 1996 Plan.

     Changes in Capital Structure. The 1996 Plan provides that if the outstanding Common Stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Committee in the number and kind of shares available for grants under the Plan. In addition, the Committee will make appropriate adjustments to outstanding options. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of the foregoing treatment for options, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options in whole or in part without any limitation on exercisability and upon the expiration of such 30-day period all unexercised options shall immediately terminate.

     Amendments. The Board of Directors may at any time amend the 1996 Plan, without shareholder approval, in such respects as it shall deem advisable because of changes in the law while the 1996 Plan is in effect or for any other reason. Current Nasdaq rules and IRS rules require shareholder approval of certain amendments to the 1996 Plan.

     Tax Consequences. Certain options authorized to be granted under the 1996 Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. In general, capital gain will be taxed at favorable rates if the shares have been held for more than one year and at even lower rates if the shares have been held more than 18 months. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

     Certain options authorized to be granted under the 1996 Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO pursuant to the 1996 Plan until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

     Section 162(m) of the Code, as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. Under the regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan pursuant to which it is granted meet certain requirements of the exception for performance-based compensation. One such requirement is that shareholders approve per-employee limits on the number of shares as to which options may be granted each year. Other requirements of the exception for performance-based compensation are that the option be granted by a committee of at least two outside directors and that the exercise price of the option or the stock appreciation right be not less than fair market value of the Common Stock on the date of grant. The Committee is composed of two outside directors and, thus, meets the requirements of the proposed regulations. The Company believes that the options will be in compliance with the above requirements.

Recommendation
--------------

     The Board of Directors recommends that Proposal 2, increasing the number of shares that may be issued under the 1996 Plan, be approved. The affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote on the matter at the annual shareholders meeting is required to approve this Proposal 2. Accordingly, abstentions have the same effect as "no" votes in determining whether the amendment is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the annual shareholders meeting but are not counted and have no effect on the results of the vote on Proposal 2. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the 1996 Plan.

                       APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1999. This firm has served as the Company's auditors since 1987. The decision of the Board of Directors is based on the recommendation of the Audit Committee. Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Reports of all transactions in the Company's Common Stock by insiders are required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Based solely on its review of copies of these reports and presentations of such reporting persons, the Company believes that during fiscal 1998 such SEC filing requirements were satisfied.


                              SHAREHOLDER PROPOSALS

Shareholder Proposals to be Included in the Company's Proxy Statement
---------------------------------------------------------------------

     A shareholder proposal to be considered for inclusion in proxy materials for the Company's 2000 annual meeting must be received by the Company not later than December 21, 1999.

Shareholder Proposals Not in the Company's Proxy Statement
----------------------------------------------------------

     Shareholders wishing to present proposals for action at an annual meeting must do so in accordance with the Company's Bylaws. A shareholder must give timely notice of the proposed business to the Secretary. To be timely, a shareholder's notice must be in writing, delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to that year's annual meeting; provided, however, that in the event less than 30 days' notice of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting was mailed. For each matter the shareholder proposes to bring before the meeting, the notice to the Secretary must include (i) a brief description of the matter proposed to be brought before the meeting, (ii) the name and address, as they appear in the Company's books, of the shareholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such matter. The presiding officer at the annual meeting may, if in the officer's opinion the facts warrant, determine that business was not properly brought before the meeting in accordance with the Company's Bylaws. If such officer does so, such officer shall so declare to the meeting and any such matter shall not be considered or acted upon. For purposes of the Company's 2000 annual meeting, such notice, to be timely, must be received by the Company between March 19, 2000 and April 18, 2000. In addition, (assuming the Company gives shareholders 30 days notice of the annual meeting and the date of the 2000 Annual Meeting is on a corresponding date to the 1999 Annual Meeting), if notice of any shareholder proposal to be raised at next year's annual meeting of shareholders is received by the Company at its principal executive offices before March 19, 2000 or after April 18, 2000 proxy voting on that proposal when and if raised at the 2000 annual meeting will be subject to the discretionary voting authority of the designated proxy holders.

     Shareholders wishing to nominate directly candidates for election to the Board of Directors at an annual meeting must do so in accordance with the Company's Bylaws by giving timely notice in writing to the Secretary as described above. The notice shall set forth (i) the information described by Items 401(a), (e) and (f) and Item 403(b) of Regulation S-K under the Securities Act of 1933, as amended, (ii) the class and number of shares of the Company which are beneficially owned by the nominating shareholder, and (iii) any material interest of the shareholder or of the nominee in the Company. The presiding officer at the annual meeting shall determine whether any nomination was properly brought before the annual meeting in accordance with the Company's Bylaws. If such officer determines that any person has not been properly nominated, such officer shall so declare at the meeting and any such nominee shall note be considered in the election.


                                  OTHER MATTERS

     The notice of annual meeting of shareholders provides for transaction of such other business as may properly come before the meeting. As of the date of this proxy statement, the Board of Directors has been advised of no matters to be presented for discussion at the meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the shareholders.



Portland, Oregon
April 19, 1999

                                                                      APPENDIX A

                                 TRM CORPORATION

                             1996 STOCK OPTION PLAN

                  (As proposed to be amended under Proposal 2)

     1. Purpose. The purpose of this 1996 Stock Option Plan (the "Plan") is to enable TRM Corporation (the "Company") to attract and retain the services of selected key employees, consultants, independent contractors, officers and directors of the Company.

     2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 9, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 1,700,000 [1,200,000] shares plus any
                                       =========
shares that were available for grant or subject to outstanding options under the Company's Restated 1986 Stock Incentive Plan (the "1986 Plan") on the effective date of the Plan and are not issued under the 1986 Plan due to termination or cancellation of such options. If an option granted under the Plan expires, terminates or is cancelled, the unissued shares subject to such option shall again be available under the Plan.

     3. Effective Date and Duration of Plan.

          (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors; provided, however, that prior to shareholder approval of the Plan, any grants shall be subject to and conditioned on approval of the Plan by a majority of the votes cast at a meeting of shareholders at which a quorum is present. Options may be granted under the Plan at any time after the effective date and before termination of the Plan.

          (b) Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options then outstanding under the Plan. Termination shall not affect any outstanding options.

     4. Administration.

          (a) Except as specified in paragraph 4(b) the Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom option grants shall be made and all terms and conditions of the grants. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, accelerate any exercise date, provide for automatic acceleration upon the occurrence of specified events, waive or modify any restriction applicable to grants (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          (b) The Board of Directors, if it so determines, may delegate to a committee of the Board of Directors constituting of one or more members (the "Committee") any or all authority for administration of the Plan; provided, however, that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 11. If a Committee is appointed, all references to the Board of

Directors in the Plan shall mean and relate to such Committee except as limited by the immediately preceding sentence and unless the context requires otherwise.

     5. Types of Awards; Eligibility; Limitations on Certain Awards. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Nonstatutory Stock Options") as provided in paragraphs 6(a) and 6(c); and (iii) grant foreign qualified options as provided in paragraph 7. Any such grants may be made to employees, consultants, independent contractors, officers and directors, provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. Except as for options granted pursuant to paragraph 8, the Board of Directors shall select the individuals to whom grants shall be made and shall specify the action taken with respect to each individual to whom a grant is made. The Board of Directors may not reprice outstanding options, other than adjustments made pursuant to paragraph 9. No individual may be granted options under the Plan for more than an aggregate of 300,000 shares of Common Stock in any calendar year.

     6. Option Grants.

          (a) General Rules Relating to Options.

               (i) Terms of Grant. With respect to each option grant (except for options granted pursuant to paragraph 8), the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Nonstatutory Stock Option.

               (ii) Exercise of Options. Except as provided in paragraphs 6(a)(iv) and 8 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv), 8 and 9, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

               (iii) Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee; provided, however, that a Nonstatutory Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

               (iv) Termination of Employment or Service.

                    (A) General Rule. Unless otherwise determined by the Board of Directors, except as provided in paragraph 8, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                    (B) Termination Because of Physical Disability. Unless otherwise determined by the Board of Directors, except as provided in paragraph 8, in the event of the termination of employment or service because of physical disability (within the meaning of Section 22(e)(3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                    (C) Termination Because of Death. Unless otherwise determined by the Board of Directors, except as provided in paragraph 8, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                    (D) Amendment of Exercise Period Applicable to Termination. The Board of Directors, at the time of grant or at any time thereafter, may extend the 90-day and 12-month exercise periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

                    (E) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

               (v) Purchase of Shares. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, which shall not be more than 30 days after receipt of the notice, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. On or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock as reported in The Wall Street Journal on the day preceding the date that the option is exercised, or such other reported value of the Common Stock as shall be specified by the Board of Directors. No shares shall be issued until full payment therefor has been made. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

          (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

               (i) Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date preceding the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

               (ii) Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Common Stock subject to the option on the date preceding the date it is granted, as described in paragraph 6(b)(iv), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

               (iii) Duration of Options. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

               (iv) Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Common Stock as shall be specified by the Board of Directors.

               (v) Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the date the Plan was adopted by the Board of Directors.

               (vi) Conversion of Incentive Stock Options. The Board of Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Nonstatutory Stock Option.

               (vii) Limit on Shares. Subject to adjustment as provided in paragraph 9, the total number of Common Shares that may be issued under the Plan upon exercise of Incentive Stock Options shall not exceed 1,700,0001,200,000 plus up to 200,000 shares that may become available from the 1986 Plan.

          (c) Nonstatutory Stock Options. Nonstatutory Stock Options, other than options granted pursuant to paragraph 8, shall be subject to the following additional terms and conditions:

               (i) Option Price. The option price for Nonstatutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors not less than 100% of the fair market value in the date preceding the date of grant. The fair market value of such shares shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the valuation date, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock, or average closing prices for a period of up to 10 trading dates including or preceding the valuation date, as shall be specified by the Board of Directors.

               (ii) Duration of Options. Nonstatutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

     7. Foreign Qualified Option Grants. Options under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no option shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

     8. Option Grants to Nonemployee Directors.

          (a) Grants to Nonemployee Directors. Immediately after the close of each annual shareholder meeting (commencing with the 1996 annual meeting), each person then serving as a Nonemployee Director, including any such person who is elected at such meeting, shall automatically be granted a Nonstatutory Stock Option to purchase 5,000 shares of Stock. A "Nonemployee Director" is a director of the Company who is not an employee of the Company or of any parent or subsidiary of the Company on the date the option is granted.

          (b) Additional Grants to Nonemployee Directors Who Serve on Executive Committee. Immediately after the close of each annual shareholder meeting (commencing with the 1996 annual meeting), each person who is then serving as a Nonemployee Director and who also is serving on the Executive Committee of the Board of Directors shall automatically be granted a Nonstatutory Stock Option to purchase an additional 2,500 shares of Stock.

          (c) Terms of Options. The exercise price for options granted under this paragraph 8 shall be the fair market value of the shares covered by the option on the date preceding the date of grant, determined pursuant to paragraph 6(b)(iv). Each such option shall have a 10-year term from the date of grant, unless earlier terminated as provided in 6(a)(iv). Each such option shall become fully exercisable one year after the date of grant, subject to earlier exercise pursuant to paragraph 9. If an optionee ceases to be a director of the Company for any reason, including death or disability, the exercise of the option shall be subject to 6(a)(iv). Options may be exercised in accordance with paragraph 6. Options granted under this paragraph 8 shall be governed by all other applicable provisions of the Plan.

     9. Changes in Capital Structure. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of providing for options as provided above in this paragraph 9 or in lieu of having the options continue unchanged, the Board of Directors, may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options in whole or in part without any limitation on exercisability and upon the expiration of such 30-day period all unexercised options and stock appreciation rights shall immediately terminate.

     10. Corporate Mergers, Acquisitions, etc. The Board of Directors may also grant options under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     11. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv) and 9 however, no change in an option already granted shall be made without the written consent of the holder of such award. Current Nasdaq rules and IRS rules would require shareholder approval of certain amendments to the 1996 Plan.

     12. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

     13. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

     14. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

     15. Applicable Law. The law of the State of Oregon will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                                      REVOCABLE PROXY
                                                      TRM CORPORATION

[ X ] PLEASE MARK VOTES
      AS IN THIS EXAMPLE

            THIS PROXY IS SOLICITED ON BEHALF OF THE              1. ELECTION OF                       With-       For All
                     BOARD OF DIRECTORS FOR                          DIRECTORS:            For         hold        Except
           THE 1999 ANNUAL MEETING OF SHAREHOLDERS--                                       [  ]        [  ]        [  ]
                          MAY 18, 1999
                                                                     Daniel G. Cohen
The undersigned hereby appoints Frederic P. Stockton and Paul        Joel R. Mesznik
M.Brown, and each of them, as proxies with full power of             Kenneth L. Tepper
substitution, and authorizes them to represent and to vote on
behalf of the undersigned all shares which the undersigned           INSTRUCTIONS:  To withhold authority to vote for any
would be entitled to vote if personally present at the Annual        individual nominee, mark "For All Except" and write
Meeting of Shareholders of TRM CORPORATION to be held on May         that nominee's name in the space provided below.
18, 1999, and any adjournments thereof, with respect to the
following:                                                           _____________________________________________________

                                                                                                  For    Against   Abstain
                                                                  2. Approval of the amendment    [  ]    [  ]      [  ]
                                                                     of the Company's 1996 Stock Option Plan (the "Plan")
                                                                     to increase the total number of shares of the
                                                                     Company's Common Stock reserved for issuance under the
                                                                     Plan from 1,200,000 to 1,700,000.

                                                                  3. Transaction of any business that properly comes before
                                                                     the meeting or any adjournments thereof. A majority of
                                                                     the proxies or substitutes at the meeting may exercise
                                                                     all the powers granted hereby.

                                                                     Either or both of the proxies (or substitutes) present
                                                                     at the meeting may exercise all powers granted hereby.

                                                                         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN
                                                                     THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED
                                                                     SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL
                                                                     BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE
                                                                     AMENDMENT TO THE PLAN. IN ADDITION, THE PROXIES MAY
                                                                     VOTE AT THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY
                                                                     PROPERLY COME BEFORE THE MEETING.
                                      --------------------------
   Please be sure to sign and date    | Date                   |         Please date and sign above exactly as your name or
     this Proxy in the box below.     |                        |     names appear hereon. If more than one name appears,
----------------------------------------------------------------     all should sign. Joint owners should each sign
|                                                              |     personally. Corporate proxies should be signed in full
|                                                              |     corporate name by an authorized officer and attested.
|                                                              |     Persons signing in a fiduciary capacity should
|                                                              |     indicate their full title and authority.
----Shareholder sign above----Co-holder (if any) sign above-----




                         Detach above card, sign, date and mail in postage paid envelope provided.


                                                      TRM CORPORATION
                                      5208 N.E. 122nd Avenue o Portland, Oregon 97230


--------------------------------------------------------------------------------------------------------------------------
                                                    PLEASE ACT PROMPTLY
                                          SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------------------------------------------------